UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

August 18, 2015 (August 18, 2015)

QUALITY DISTRIBUTION, INC.

(Exact name of registrant as specified in its charter)

Florida	000-24180	59-3239073
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4041 Park Oaks Boulevard, Suite 200

Tampa, Florida 33610

(Address of principal executive offices including Zip Code)

(813) 630-5826

(Registrant’s telephone number, including area code)

N.A.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INTRODUCTORY NOTE

On August 18, 2015, Quality Distribution, Inc. (the “Company”) completed its previously announced merger (the “Merger”) with Gruden Merger Sub, Inc. (“Merger Sub”), a Florida Corporation and wholly-owned subsidiary of Gruden Acquisition, Inc., a Delaware corporation (“Parent”), pursuant to that certain Agreement and Plan of Merger, dated May 6, 2015 (the “Merger Agreement”). The Company was the surviving corporation in the Merger and, as a result of the Merger, has become a wholly-owned subsidiary of Parent. Parent was formed by funds advised by Apax Partners LLP (“Apax”).

The descriptions contained in this Current Report on Form 8-K of the Merger Agreement and the transactions contemplated thereby are not complete and are qualified in their entirety by the full and complete text of the Merger Agreement, which is incorporated by reference herein as Exhibit 2.1.

Item 1.01.	Entry into a Material Definitive Agreement.

On August 18, 2015, Parent and Gruden Holdings, Inc. entered into (i) that certain First Lien Term Loan Credit Agreement with Deutsche Bank AG New York Branch, as administrative agent and collateral agent, and each lender from time to time party thereto, (ii) that certain Second Lien Term Loan Credit Agreement Bank of America, N.A., as administrative agent and collateral agent, and each lender from time to time party thereto and (iii) that certain ABL Credit Agreement with Bank of America, N.A., as administrative agent, collateral agent, L/C issuer and swing line lender, and each lender from time to time party thereto.

Item 1.02.	Termination of a Material Definitive Agreement.

On August 18, 2015, in connection with the consummation of the Merger, the Company terminated its Amended and Restated Credit Agreement (as amended, modified, extended, restated, replaced, or supplemented prior to the date hereof, the “Existing Credit Agreement”), dated November 3, 2014, by and among the Company, Quality Distribution, LLC, Bank of America, N.A., as administrative agent and collateral agent, and the lenders from time to time party thereto, upon payment of the total principal balance of the loans and advances outstanding under the Existing Credit Agreement, together with all accrued but unpaid interest and fees, costs, expenses and other amounts owed thereunder.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The information set forth under the heading “Introductory Note” and Item 1.01 hereof is incorporated by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is incorporated herein by reference.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 18, 2015, the Company notified the NASDAQ stock exchange (“NASDAQ”) that the Merger was consummated, and trading of the Company’s common stock on NASDAQ was suspended. In addition, on August 18, 2015, the Company requested that NASDAQ file a delisting application on Form 25 with the Securities and Exchange Commission (the “SEC”) to report the delisting of the Company’s common stock from NASDAQ. The Company intends to file a certification on Form 15 with the SEC requesting that the Company’s reporting obligations under Sections 13 and 15(d) of the Securities Exchange Act of 1934, as amended, be suspended.

Item 3.03.	Material Modification to Rights of Security Holders.

On August 18, 2015 as a result of the Merger, each share of the Company’s common stock issued and outstanding immediately prior to the Effective Time was cancelled and automatically converted into the right to receive $16.00 in cash without interest and net of any taxes required to be withheld therefrom. Holders of the Company’s common stock that was issued and outstanding prior to the Effective Time ceased to have any rights with respect to such securities (other than their right to receive the merger consideration, as applicable), nor do they have any interest in the Company’s future earnings or growth. The information set forth under the heading “Introductory Note” and Item 1.01 hereof is incorporated by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibits

2.1	Agreement and Plan of Merger, dated as of May 6, 2015, by and among Quality Distribution, Inc., Gruden Acquisition, Inc. and Gruden Merger Sub, Inc. incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on May 7, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

(Registrant)

Dated: August 18, 2015	By:	/s/ Joseph J. Troy
	Name:	Joseph J. Troy
	Title:	Chief Financial Officer and Executive Vice President

EXHIBIT INDEX

Exhibit Number	Description of Exhibits

2.1	Agreement and Plan of Merger, dated as of May 6, 2015, by and among Quality Distribution, Inc., Gruden Acquisition, Inc. and Gruden Merger Sub, Inc. incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on May 7, 2015.